Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT ("Agreement") is entered into as of July 1, 2007 (the "Effective Date"), by and between the following (each a "Party" and together the "Parties"):

(I)

PUBLIC SECURITY TECHNOLOGY (PRC) CO., LTD. (国安安全科技（中国）有限公司), a wholly foreign-owned enterprise existing under the laws of the People's Republic of China ("PST"), with its registered office at 21th Floor, Everbright Bank Bldg., Zhuzilin, Futian District, Shenzhen, Guangdong, 518040, People's Republic of China;

(ii)

SHENZHEN IASPEC SOFTWARE ENGINEERING COMPANY LIMITED (深圳市永泰软件工程有限公司), a limited liability company existing under the laws of the Peoples' Republic of China ("iASPEC") , with its registered office at Unit D, Block 2, Tian An Cyber Park, Chengongmiao, Shenzhen, Guangdong, 518040, People's Republic of China;

(I)

LIN JIANGHUAI (林江怀), an individual citizen of the People's Republic of China; and

(II)

CAI JINZHU (蔡金铸), an individual citizen of the People's Republic of China.

Capitalized terms not otherwise defined have the meanings assigned to them in Appendix A to this Agreement, which is incorporated and made a part hereof by reference.

RECITALS

This Agreement is entered into with reference to the following facts:

A.

PST is a wholly-foreign owned enterprise existing under the laws of the Peoples' Republic of China ("PRC" or "China"), owned 100% by China Public Security Holdings Limited, a company existing under the laws of the British Virgin Islands, which in turn is 100% owned by China Public Security Technology, Inc., a Florida corporation ("CPBY").

B.

iASPEC is a PRC limited liability company owned by Lin Jianghuai and Cai Jinzhu, each a citizen of the PRC (together, the "Shareholders"). iASPEC is engaged in the business of systems integration and related activities, and holds various business license and permits. Under applicable laws and regulations, at least one of the key permits held by iASPEC (the "Qualification Permits") may only be held by a legal person owned by citizens of the PRC.

C.

On October 9, 2006, PST (then known as Bo Hai Wen Technology (Shenzhen) Company Limited) and iASPEC entered into a Business Turnkey Agreement. That agreement was subsequently amended, and iASPEC is currently operating under a First Amended and Restated Business Turnkey Agreement entered into with PST as of January 31, 2007 (the "Turnkey Agreement"), pursuant to which the Parties intended to transfer from iASPEC to PST 90% or more of the economic benefit and burden of the operations of iASPEC, and gradually to transfer to PST the majority of the personnel and assets of iASPEC. Concurrently with the execution hereof, the Parties have terminated the Turnkey Agreement by that certain Termination Agreement effective as of July 1, 2007. The Parties are replacing the Turnkey Agreement with this Management Services Agreement.

D.

iASPEC, the Shareholders and PST are parties to that certain Purchase Option Agreement dated as of July 1, 2007 (the "Purchase Option Agreement"), pursuant to which the Shareholders have granted to PST or its designee(s) an option to acquire up to 100% of the equity of iASPEC held by the Shareholders, or up to all of the assets held by iASPEC. PST can exercise the purchase option to purchase all the outstanding equity of iASPEC from the Shareholders for a consideration of $1,800,000, under the condition that the PRC laws allow foreign enterprises to engage iASPEC's business. The Purchase Option Agreement remains in full force and effect.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, and through friendly consultation, under the principle of equality and mutual benefits, in accordance with the relevant laws and regulations of the People's Republic of China, the Parties agree as follows:

AGREEMENT

1.

Management Services.   PST designates two (2) senior managers to iASPEC, from among whom the Shareholders of iASPEC undertake to elect one fewer than all the members of the iASPEC Board of Directors, based on the number of Directors stipulated in the Articles of Association of iASPEC. Each person designated by PST will be a citizen of the People's Republic of China. The Shareholders will remove any person designated by PST from the iASPEC Board of Directors, and appoint a person designated by PST as a replacement, on the written request of PST. The Board of Directors is in charge of all aspects of the daily operation and management of iASPEC.

2.

Compensation.  In consideration for providing the management personnel contemplated by Section 1 and assuming responsibility for iASPEC's Net Losses as contemplated by Section 3, PST will be entitled to receive one hundred percent (100%) of the Net Received Profit of iASPEC during the Term of this Agreement, together with the True-Up Amount, if any, calculated in accordance with Section 4, minus an annual amount equal to US$180,000, which will be retained by iASPEC out of Net Received Profit. The Net Received Profit of iASPEC will be calculated and paid by iASPEC to PST no later than the last day of the first month following the end of each fiscal quarter. Any dispute between the Parties concerning any calculation or payment under this Section 3 will be resolved pursuant to the dispute resolution provisions of Section 16.

3.

Obligation to Reimburse Net Losses.   During the Term of this Agreement, PST will reimburse to iASPEC the full amount of any Net Losses incurred by iASPEC during the Term of this Agreement, together with the True-Up Amount, if any, calculated in accordance with Section 4. For purposes of calculating Net Losses, an annual amount equal to US$180,000 will be included as an operating expense of iASPEC. Net Losses will be calculated and paid by PST to iASPEC no later than the last day of the first month following the end of each fiscal quarter. Any dispute between the Parties concerning any calculation or payment under this Section 3 will be resolved pursuant to the dispute resolution provisions of Section 16.

4.

True-up.   By no later than September 30, 2007, the Parties will calculate the aggregate Net Received Profit (or Net Loss) of iASPEC for the period from the date of the October 9, 2006 Business Turnkey Agreement to the date hereof (the "True-Up Amount"); and iASPEC will make a payment to PST of the aggregate Net Received Profit, or PST will reimburse iASPEC for the Net Losses, for that period.

5.

Advances Against Net Losses.

(a)

From time to time, in its sole discretion, PST may advance to iASPEC amounts to be credited against PST's future obligations to reimburse Net Losses of iASPEC ("Advances"). Advances may be for the purpose of covering expenses of iASPEC, for the acquisition of operating assets, or for any other purpose as may be acceptable to PST.

(b)

All Advances will be treated as prepayments against PST's future obligations to iASPEC and not as loans. iASPEC will have no obligation to repay any Advances, except by crediting the amount thereof against PST's obligation to reimburse Net Losses, or by adding the amount thereof to Net Received Profit, as and when requested by PST, and on condition that doing so would not violate applicable laws, regulations and accounting standards.

(c)

As and when requested by PST, ownership of any assets purchased by iASPEC with the proceeds of any Advances will be transferred to PST at book value, on condition that doing so would not violate applicable laws and regulations.

6.

Handover of Business.   On the Effective Date, (a) the Shareholders of iASPEC will issue written a guaranty, promising that the senior managers designated by PST to iASPEC will be elected to enter the Board of Directors of iASPEC, based on the number of Directors stipulated in the Articles of Association of iASPEC, in accordance with Section 1; and (b)  iASPEC undertakes to deliver each and every chop and seal of iASPEC to the new Board of Directors.

7.

Operation of Business.   During the Term of this Agreement:

(a)

The Parties will ensure that:

(i)

The business of iASPEC, and any business which may become available to iASPEC (the "Business"), will be conducted by iASPEC except as may be determined by the Board of Directors composed of members designated by PST to iASPEC;

(ii)

All cash of iASPEC will be maintained in the Company Accounts;

(iii)

All business income, working capital, recovered accounts receivable, and any other funds which come into the possession of iASPEC or are derived from or related to the operation of the business of iASPEC, are deposited into a Company Bank Account;

(iv)

All accounts payable, employee compensation and other employment-related expenses, and the any payments in connection with the acquisition of any assets for the benefit of iASPEC or the satisfaction of any liabilities of iASPEC, are paid from amounts maintained in the Company Bank Accounts; and

(v)

No action is taken without the prior written consent of PST that that would have the effect of entrusting all or any part of the Business of iASPEC to any other Person.

(b)

PST will ensure that:

(i)

Its designees to the Board of iASPEC act with respect to the conduct of the Business with the same level of care they would with respect to the operation of their own business and will at all times act in accordance with their Reasonable Business Judgment, including taking no action which they know, or in the exercise of their Reasonable Business Judgment should have known, would change the business nature of iASPEC which directly or indirectly cause the loss of any Qualification Permit held by iASPEC; and

(ii)

It and its Board designees will not interfere with iASPEC's existing or future sales and company operation structure when, in the exercise of their Reasonable Business Judgment, they should have known such interference would damage existing or future sales and company operation structure and cause unfavorable conditions to iASPEC in its ability to carry out any sales and operation plan.

(c)

The Shareholders will:

(i)

Ensure that none of them, nor any of their agents or representatives, takes any action that interferes with, or has the effect of interfering with, the operation of the Business by the Board of Directors of iASPEC, or change the business nature of iASPEC, in a manner which directly or indirectly causes the loss of any Qualification Permit held by iASPEC or constitutes a violation of applicable PRC laws and regulations ;

(ii)

Use their Best Efforts to cooperate and assist iASPEC to maintain in effect all permits, licenses and other authorizations and approvals necessary or appropriate to the conduct of the business of iASPEC;

(iii)

Use their Best Efforts to assist iASPEC to maintain positive and productive relations with relevant Governmental Authorities and their representatives; and

(iv)

Not sell or transfer any part of the equity of iASPEC held by them without the prior approval of the Board of Directors of PST.

8.

Approval by CPBY Board of Directors.   Any actions necessary to accomplish any of the following with respect to iASPEC ("Material Actions") must be authorized in advance by the affirmative vote of a majority of the Board of Directors of CPBY, the ultimate parent company of PST, including the affirmative vote of at least one member of which who is not employed by PST, iASPEC, or any affiliate of either of them:

(a)

Any of the following: (i) the nomination, appointment, election or replacement of any members of any Board of Directors of iASPEC, who must be a citizen of the PRC, (ii) the approval of any profit distribution plan and loss compensation plan, or (iii) any merger, division, change of corporate form, dissolution or liquidation of iASPEC;

(b)

Any reimbursement of Net Losses in accordance with Section 3, any Advances (to cover expenses or for any other permitted purpose) against future obligations to reimburse Net Losses in accordance with Section 5, or any other payments or transfers of funds from PST to iASPEC;

(c)

Any declaration of any dividend or any distribution of profits by iASPEC,

(d)

The formation of any subsidiary or the acquisition of any equity interest or other interest in any other Person, or the disposition of any of the foregoing;

(e)

Any corporate borrowing or lending except for routine extension of terms to trade creditors;

(f)

Subjecting any of the assets of iASPEC to any Lien, except in the ordinary course of business;

(g)

Any change in the scope of business of iASPEC, or any decision to engage in type of business other than those engaged in by iASPEC as of the date of this Agreement;

(h)

Any change in the methods of accounting or accounting practices of iASPEC; or

(i)

Any agreement to do any of the foregoing.

9.

Non-Competition; Non-Solicitation; etc.   The Shareholders agree that:

(a)

Non-Competition.   During the term of this Agreement and for a period of twelve (12) months thereafter (the "Non-Competition Period"), the Shareholders will not, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be retained or employed by, associated with, lend credit to, or render services or advice to, any business that is competitive with PST or iASPEC anywhere in the world. The Shareholders agree that this covenant is reasonable with respect to its duration, geographical area, and scope.

(b)

Non-Solicitation.   During the Non-Competition Period, the Shareholders will not directly or indirectly, without the prior written consent of PST,

(i)

induce or attempt to induce any employee of, or consultant to, PST or iASPEC to leave their employ,

(ii)

in any way interfere with the relationship between PST or iASPEC, on the one hand, and any employee of either of them, on the other,

(iii)

employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who was an employee of, or independent contractor to, PST or iASPEC,

(iv)

induce or attempt to induce any customer, supplier, licensee, or business relation of PST or iASPEC to cease doing business with either company, or in way interfere with the relationship between any customer, supplier, licensee, or business relation of PST or iASPEC, or

(v)

solicit from, or provide goods or services of the type that the Company provides to, any person who is or was a customer of PST.

(c)

Non-Disparagement.   None of the Parties will, directly or indirectly, at any time during or after the Non-competition Period, knowingly disparage any of the other Parties.

(d)

Affiliates.   "PST" includes PST, its direct and indirect parent companies, including China Public Security Technology, Inc. and any other companies that now or hereafter become affiliated with China Public Security Technology, Inc.

10.

Software Licenses.

(a)

License.   iASPEC hereby grants to PST an exclusive (except as to iASPEC), royalty-free, transferable, worldwide, ten-year-term's license (with right to sublicense) (the "Software License") to use and install the Software in any manner as long as such use complies with all applicable laws, including the Qualification Permit and PRC laws. In addition, iASPEC will deliver to PST all copies of source and object code relating to the Software and PST will have the sole and exclusive right to use such source and object code in any manner it deems advisable as long as such use complies with all applicable laws, including the Qualification Permit and PRC laws. Without limiting the generality of the foregoing, PST will be permitted to use the Software and the related source and object code to create derivative works and any and all such derivative works will be owned exclusively by PST.

(b)

License Back.   PST hereby grants back to iASPEC a royalty-free, limited, non-exclusive license to the Software, without right of sub-license, for the sole purpose of permitting iASPEC to carry out its business as presently conducted and as may be permitted with the approval of the Board of Directors of CPBY as contemplated by Section 8.

11.

Representations and Warranties of iASPEC.  iASPEC hereby makes the following representations and warranties for the benefit of PST:

(a)

Corporate Existence and Power.   iASPEC is a limited liability company duly organized and validly existing under the laws of the PRC, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted and as currently contemplated to be conducted.  iASPEC has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of iASPEC or the winding up or cessation of the business or affairs of iASPEC.

(b)

Authorization; No Consent.   iASPEC (i) has taken all necessary corporate actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate power and authorization to execute, deliver and perform this Agreement and the other related documents; (ii) has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other related documents and to perform their obligations under this Agreement and the other related documents; (iii) is not required to give any notice to or obtain any Consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the exclusive cooperation arrangement contemplated under this Agreement except for any notices that have been duly given or consents that have been duly obtained; and (iv) holds all the governmental authorizations necessary to permit iASPEC to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit iASPEC to own and use its assets in the manner in which it currently owns and uses such assets. To the best knowledge of iASPEC, there is no basis for any governmental authority to withdraw, cancel or cease in any manner any of such governmental authorizations.

(c)

No Conflicts. The execution and perform of this Agreement by iASPEC will not contravene, conflict with, or result in violation of  (i) any provision of the organizational documents of iASPEC; (ii) resolution adopted by the board of directors or the shareholders of iASPEC; and (iii) any laws and regulations to which iASPEC or the exclusive cooperation arrangement contemplated in this Agreement is subject.

12.

Representations and Warranties of PST.  PST hereby makes the following representations and warranties for the benefit of iASPEC and the Shareholders:

(a)

Corporate Existence and Power.    PST (i) is a foreign invested company duly organized and validly existing under the laws of the PRC, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as currently contemplated to be conducted and as currently contemplated to be conducted; and (ii) has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of PST or the winding up or cessation of the business or affairs of PST.

(b)

Authorization; No Consent.   PST (i) has taken all necessary corporate actions to authorize its execution, delivery and performance of this Agreement and all related documents and has the corporate power and authorization to execute, deliver and perform this Agreement and the other related documents; (ii) has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other related documents and to perform its obligations under this Agreement and the other related documents; (iii) is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the exclusive cooperation arrangement contemplated under this Agreement except for any notices that have been duly given or consents that have been duly obtained; and (iv) has all the governmental authorizations necessary to permit PST to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit PST to own and use its assets in the manner in which it currently owns and uses such assets. To the best knowledge of PST, there is no basis for any governmental authority to withdraw, cancel or cease in any manner any of such governmental authorizations.

(c)

No Conflicts.   The execution and perform of this Agreement by PST will not contravene, conflict with, or result in violation of (i) any provision of the organizational documents of PST; (ii) any resolution adopted by the board of directors or the shareholders of PST; and (iii) any laws and regulations to which PST or the exclusive cooperation arrangement contemplated in this Agreement is subject to.

13.

Liability for Breach; Indemnification and Hold Harmless.  Each of the Parties will be liable to each of the other Parties for any damage or loss caused by such Party's breach of this Agreement, unless excused by force majeure. iASPEC will indemnify and hold harmless PST from and against any claims, losses or damages unless caused by a breach by PST of its obligations under this Agreement or by the willful, reckless or illegal conduct of PST. PST will indemnify and hold harmless iASPEC and the Shareholders from and against any claims, losses or damages caused by any breach by PST of its obligations under this Agreement or by the willful, reckless or illegal conduct of PST.

14.

Liquidated Damages.   iASPEC and the Shareholders acknowledge and agree that PST will be incurring significant expense in order to fulfill its obligations under this Agreement. iASPEC and the Shareholders further acknowledges that breach of this Agreement by any of them would cause PST and PST's stockholders significant damages and perhaps the complete cessation of PST's business. Since the exact amount of such damages would be extremely difficult, if not impossible to calculate, iASPEC and the Shareholders agree that in the event of the material breach by any of them of this Agreement, which breach has not been cured within sixty (60) days of receipt of notice from PST of such material breach and a description of such breach, iASPEC and the Shareholders, jointly and severally, will be obligated to pay to PST liquidated damages in an amount equal to the higher of (a) eight (8) times the annualized revenues of PST for the last completed fiscal quarter, or (b) US$50 million.

15.

Shareholders' Guaranty.   The Shareholders hereby irrevocably and unconditionally guarantee that the Shareholders themselves and iASPEC will perform their obligations under this Agreement. This guaranty is a security of joint and several liability.

16.

Dispute Resolution.

(a)

Friendly Consultations.   Any and all disputes, controversies or claims arising out of or relating to the interpretation or implementation of this Agreement, or the breach hereof or relationships created hereby will be settled through friendly consultations.

(b)

Arbitration.   If the dispute is not resolved through friendly consultations within sixty (60) days from the date a Party gives the other Party written notice of a dispute, then it will be only resolved by arbitration under the auspices of and in accordance with the Arbitration Rules of China International Economic and Trade Arbitration Commission ("CIETAC") and will be submitted to CIETAC Shenzhen Branch. Any arbitration will be heard before three (3) arbitrators, one (1) of whom will be appointed by PST, one (1) of whom will be appointed by iASPEC and the Shareholders acting together, and the remaining one (1) arbitrator (chairman of the arbitration tribunal) will be appointed by the Director of CIETAC.  Any arbitration will be conducted in both the English and Chinese languages.  The arbitration award will be final and binding on both Parties and will not be subject to any appeal, and the Parties agree to be bound thereby and to act accordingly.

(c)

Continuation of Agreement.   It is not necessary for any Party to declare a breach of this Agreement in order to proceed with the dispute resolution process set out in this Section 16. Until a Party gives notice of termination pursuant to Section 17, this Agreement will continue in effect during the pendency of any discussions or arbitration under this Section 16.

17.

Term.   This Agreement is effective as of the date first set forth above, and will continue in effect  for a term of thirty (30) years unless earlier terminated by one of the following means. The period during which this Agreement is effective is referred to as the "Term."

(a)

Breach or Insolvency.   Either of iASPEC or PST may terminate this Agreement immediately (a) upon the material breach by the other of its obligations hereunder and the failure of such Party to cure such breach within thirty (30) working days after written notice from the non-breaching Party; or (b) upon the filing of a voluntary or involuntary petition in bankruptcy by the other or of which the other is the subject, or the insolvency of the other, or the commencement of any proceedings placing the other in receivership, or of any assignment by the other for the benefit of creditors.

(b)

 Termination by PST.   This Agreement may be terminated at any time by PST upon ninety (90) calendar days' written notice delivered to all other Parties.

(c)

Consequences of Termination.   Upon any effective date of any termination of this Agreement: (i) PST will cease providing management services to iASPEC; (ii) PST will deliver to iASPEC all chops and seals of iASPEC; (iii) PST will deliver to iASPEC all of the financial and other books and records of iASPEC, including any and all permits, licenses, certificates and other proprietary and operational documents and instruments; (iv) the senior managers who are designated by PST and elected as Directors of iASPEC will resign from the Board of Directors of iASPEC in a lawful way; (v) the Software License will terminate unless otherwise agreed by the Parties.

(d)

Survival.   The provisions of Section 9 (Non-Competition, etc.), Section 13  (Indemnification; Hold Harmless); Section 14 (Liquidated Damages), Section 15 (Shareholders' Guarantee), Section 16 (Dispute Resolution),  Section 17(c) (Consequences of Termination), and Section  18 (Miscellaneous) will survive any termination of this Agreement. Any amounts owing from any Party to any other Party on the effective date of any termination under the terms of this Agreement will continue to be due and owing despite such termination.

18.

Miscellaneous.

(a)

Headings and Gender.   The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

(b)

Usage.  The words "include" and "including" will be read to include "without limitation."

(c)

Severability.   Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 9 of this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Shareholders.

(d)

Waiver.   No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(e)

Integration.   This Agreement supersedes any and all prior discussions and agreements (written or oral) between the Parties with respect to the exclusive cooperation arrangement and other matters contained herein, including without limitation the Original Agreement and the First Amended Agreement. This Agreement contains the sole, final and complete expression and understanding between the Parties with respect to the exclusive cooperation arrangement contemplated herein.

(f)

Assignments, Successors, and No Third-Party Rights.   No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld. If one Party assigns its rights upon the other Party's consent, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

(g)

Notices.   All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any Party may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at the address set forth on the signature page of this Agreement by any means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Refusal by a Party to accept notice that is validly given under this Agreement will be deemed to have been received by such Party upon receipt. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner herein set forth. Any notice, request, demand, claim, or other communication under this Agreement will be addressed to the intended recipient as set forth on the signature page hereto.

(h)

Further Assurances. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

(i)

Governing Law. This Agreement will be construed, and the rights and obligations under this Agreement determined, in accordance with the laws of the PRC, without regard to the principles of conflict of laws thereunder.

(j)

Amendment. This Agreement may not be amended, altered or modified except by a subsequent written document signed by all Parties.

(k)

Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date(s) set forth next to each signature below.

iASPEC:

SHENZHEN iASPEC SOFTWARE ENGINEERING COMPANY LIMITED (深圳市永泰软件工程有限公司)

By:                                                August 1, 2007

Jiang Huai Lin (林江怀)                   Date

President

Address:

Shenzen iASPEC Software Engineering

Company Limited

Unit D, Block 2, Tian An Cyber Park,

Chengongmiao, Futian District

Shenzhen, Guangdong, 518040
People's Republic of China

PST:

PUBLIC SECURITY TECHNOLOGY (PRC) CO., LTD. (国安安全科技（中国）有限公司)

By:                                                August 1, 2007

             Jiang Huai Lin (林江怀)                    Date

             Director

Address:

21th Floor, Everbright Bank Bldg.

Zhuzilin, Futian District
Shenzhen, Guangdong, 518040
People's Republic of China

The SHAREHOLDERS:

                                               August 1, 2007
Jiang Huai Lin (林江怀)                    Date

                                               August 1, 2007
Jin Zhu Cai (蔡金铸)                           Date

Address:

Shenzen iASPEC Software Engineering

Company Limited

Unit D, Block 2, Tian An Cyber Park,

Chengongmiao, Futian District

Shenzhen, Guangdong, 518040
People's Republic of China

APPENDIX A

Definitions

For purposes of that certain Management Services Agreement between Public Security Technology (PRC) Co., Ltd. (国安安全科技（中国）有限公司),Shenzhen iASPEC Software Engineering Company Limited (深圳市永泰软件工程有限公司), Lin Jianghuai (林江怀) and Cai Jinzhu (蔡金铸)to which this is Appendix A, the following terms have the meanings set forth below:

"Advances" is defined in Section 5.

"Best Efforts" means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

"Business" is defined in Section 7(a).

"Company Bank Accounts"  means all accounts maintained or held in the name of iASPEC at or with any bank or other financial institution, whether existing on the date of this Agreement or established in the future.

"CPBY" is defined in the Recitals.

"Consent" means any approval, consent, ratification, permission, waiver or authorization, including any of the foregoing issued or granted by any Governmental Authority.

"Effective Date" is defined in the Preamble.

"Governmental Authority" means any nation or government or any province or state any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the People's Republic of China or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

"Lien" means any mortgage, pledge, deed of trust, hypothecation, right of others, claim, security interest, encumbrance, burden, title defect, title retention agreement, lease, sublease, license, occupancy agreement, easement, covenant, condition, encroachment, voting trust agreement, interest, option, right of first offer, negotiation or refusal, proxy, lien, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such Liens as may arise under any contract.

"Material Actions" is defined in Section 8.

"Net Losses" means the net losses of iASPEC, calculated as follows: accrued accounts receivable plus net turnover (revenue), minus cost of sales, minus operating expenses, and minus accrued but not collected accounts receivable, but only if the result is a negative number.

"Net Received Profit" means the Net Received Profit of iASPEC, calculated as follows: accrued accounts receivable plus net turnover (revenue), minus cost of sales, minus operating expenses, and minus accrued but not collected accounts receivable, but only if the result is a positive number.

"Non-Competition Period" is defined in Section 9(a).

"Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Purchase Option Agreement" is defined in the Recitals

"Qualification Permits" is defined in the Recitals.

"Reasonable Business Judgment" means a judgment reached in good faith and in the exercise of reasonable care.

"Shareholders" is defined in the Recitals.

"Software" means the software and other intellectual property described in Schedule A to this Agreement.

"Software License" is defined in Section 10(a).

"Term" is defined in Section 17.

"Turnkey Agreement" is defined in the Recitals.

"Transfer" means directly or indirectly, to sell, assign, transfer, pledge, bequeath, hypothecate, mortgage, grant any proxy with respect to, or in any other way encumber or otherwise dispose of.

"True-Up Amount" is defined in Section 4.

SCHEDULE A

Software

The following constitutes the "Software" under this Agreement:

Code	Registration Code	Name	Version
27735	2004SR09334	iASPEC Case Tracking Management System	V 2.0
27736	2004SR09335	iASPEC Application Envelope System	V 2.1
27737	2004SR09336	iASPEC Quality System Document Management System	V 2.2
27738	2004SR09337	iASPEC e-Logistics Support Management System	V 2.0
27739	2004SR09338	iASPEC Secured and Audited Message Switching System	V 2.5
27485	2004SR09084	iASPEC Project e-TimeTracker Management System	V 2.0
27486	2004SR09085	iASPEC Application e-Monitor System	V 3.3
27487	2004SR09086	iASPEC Remote Administered Distributed Application Architecture System	V 2.1.3
27488	2004SR09087	iASPEC Community and Establishment Management System	V 1.1
27489	2004SR09088	iASPEC Document and WorkFlow Management System	V 3.0
27490	2004SR09089	iASPEC e-Community Management and Service System	V 1.0
59255	2006SR11589	iASPEC Content Management System	V 1.0
59256	2006SR11590	iASPEC Three In One Police Computer Assistant Dispense System	V 1.0
59257	2006SR11591	iASPEC Police Force General Management System	V 1.0

59258	2006SR11592	iASPEC General Office Automatization System	V 1.0
59259	2006SR11593	iASPEC Police Geographic Information System	V 1.0

EXHIBIT A

Form of Guaranty

The undersigned hereby guarantee that the Shareholders of SHENZHEN IASPEC SOFTWARE ENGINEERING COMPANY LIMITED (iASPEC) will elect 2 (two) senior managers, who are designated by PUBLIC SECURITY TECHNOLOGY (PRC) CO., LTD. to iASPEC, to enter the Board of Directors of iASPEC, in accordance with the provisions of "MANAGEMENT SERVICES AGREEMENT", dated as of the date hereof.

iASPEC SHAREHOLDERS:

_____________________________________

Jiang Huai Lin (林江怀)

_____________________________________

Jin Zhu Cai (蔡金铸)

Address:

Shenzen iASPEC Software Engineering

Company Limited

Unit D, Block 2, Tian An Cyber Park,
Chengongmiao, Futian District
Shenzhen, Guangdong, 518040
People's Republic of China